UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2011
Quanex Building Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 961-4600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 31, 2011 (the “Agreement Date”), Quanex Building Products Corporation, a Delaware corporation (“we,” “us,” “our,” “Quanex” or the “Company”), issued a press release attached hereto as Exhibit 99.1, announcing that we had entered into an Agreement and Plan of Merger (the “Merger Agreement”) among our wholly-owned subsidiary, QSB Inc., a Delaware corporation (“QSB”), Lauren International Inc., a privately-held Ohio corporation (“Lauren”), Lauren Holdco Inc., an Ohio corporation and a wholly-owned subsidiary of Lauren International Inc. (“Holdco”), and Kevin E. Gray, as agent for the shareholders of Holdco (“Agent”), pursuant to which QSB will merge with and into Holdco (the “Merger”). Following the Merger, Holdco will become our wholly-owned subsidiary and we will acquire, as a result thereof, the following wholly-owned subsidiaries of Holdco: Edgetech I.G., Inc., an Ohio corporation (“Edgetech”) and Edgetech Europe GmbH, a German company (“Edgetech Germany”), and also the United Kingdom division of Edgetech (“Edgetech UK” and together with Edgetech and Edgetech Germany, the “Edgetech Entities”).
Pursuant to the terms of the Merger Agreement, on the closing date of the Merger, the issued and outstanding shares of Holdco will be converted into the right to receive an aggregate amount of $107 million, payable in cash, less $7 million to be placed at such time into an escrow fund to satisfy certain of Lauren’s indemnity obligations under the Merger Agreement and less approximately $3.5 million, which is the amount of Holdco’s estimated tax liability (the “Estimated Reorganization Taxes”) resulting from a reorganization of Lauren and its subsidiaries prior to the closing of the Merger (the “Reorganization”). The Merger consideration may be adjusted after closing if the actual tax liability to Holdco attributable to the Reorganization is different than the Estimated Reorganization Taxes.
The Merger Agreement contains covenants, representations and warranties of Quanex, QSB, Lauren and Holdco that are customary for a transaction of this type, including non-competition and non-solicitation covenants of Lauren, as well as a commitment by and Lauren and Holdco to cause the Edgetech Entities to conduct their business in the ordinary course during the time period between the Agreement Date and the closing of the Merger. The consummation of the Merger is subject to various customary closing conditions, including, without limitation, (i) the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) any required clearances by the competition authorities of applicable foreign jurisdictions, and (iii) the absence of a material adverse effect with respect to the Edgetech Entities.
The Merger Agreement further provides that Quanex may be indemnified against damages suffered as a result of breaches by Lauren or Holdco of certain representations, warranties and covenants set forth in the Merger Agreement by means of an escrow fund or, with respect to select representations, warranties, covenants or other provisions, by receiving direct indemnification from Lauren. For damages sustained due to Lauren or Holdco’s breaches of general representations and warranties, Quanex may seek indemnification out of the $7 million escrow fund, provided that such damages, in the aggregate, are in excess of $500,000. Up to $3.5 million of the escrow fund is available for release, for the benefit of the shareholders of Holdco, 18 months after the closing date, and the remaining funds, if any (which may only be paid to Quanex for the breach of the general environmental representation), are available for release 36 months after the closing date. Quanex may seek to be indemnified directly from Lauren for damages suffered by Quanex as a result of (i) the environmental remediation of land underlying the Cambridge, Ohio facility to be leased by Quanex, (ii) certain tax matters, (iii) breaches by Lauren or Holdco of the representation and warranty regarding litigation, or (iv) any breach of the non-competition and non-solicitation covenants in the Merger Agreement, among other items. Quanex need not suffer a minimum amount of damages to seek indemnification from Lauren in the event that it is entitled to do so pursuant to the terms of the Merger Agreement.
The Merger Agreement may be terminated (i) by the mutual consent of Quanex, Lauren and Holdco, (ii) by Quanex or Holdco if the Merger has not closed on or prior to August 1, 2011, (iii) by us or Holdco if the Merger is enjoined, or (iv) by Quanex, Lauren or Holdco upon the occurrence of certain material breaches of the Merger Agreement by the other party or parties.
Prior to entering into the Merger Agreement, and other than with respect to the Merger Agreement, neither we nor any of our affiliates had any material relationship with Lauren, Holdco or the Agent.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties to the Merger Agreement or any of their respective shareholders subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

2.1
Agreement and Plan of Merger, dated as of January 31, 2011, by and among Quanex Building Products Corporation, QSB Inc., Lauren Holdco Inc., Lauren International, Inc. and Kevin E. Gray, as agent for the shareholders of Lauren Holdco Inc.*

99.1	Press Release dated January 31, 2011

*
The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
Date: February 2, 2011	By:	/S/ Brent L. Korb
Brent L. Korb
Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1
Agreement and Plan of Merger, dated as of January 31, 2011, by and among Quanex Building Products Corporation, Quanex Merger Sub Inc., Lauren Holdco Inc., Lauren International, Inc. and Kevin E. Gray, as agent for the shareholders of Lauren Holdco Inc.*

99.1	Press Release dated January 31, 2011

*
The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.